UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2021, ModivCare Inc., a Delaware corporation (“ModivCare”), entered into a Ninth Amendment (the “Ninth Amendment”) to its Amended and Restated Credit and Guaranty Agreement, dated as of August 2, 2013 (as amended, the “Credit Agreement”), pursuant to which the Credit Agreement was amended to, among other things, (a) permit the issuance by ModivCare of its 5.000% senior notes due 2029, the proceeds of which have been placed in escrow pending the consummation of the acquisition of VRI Intermediate Holdings, LLC (the “VRI Acquisition”), and (b) revise certain financial covenants therein to permit the consummation of the VRI Acquisition.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 14, 2021, ModivCare completed its previously announced acquisition (the “CFTC Acquisition”) of Care Finders Total Care LLC (“CFTC”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2021, by and among ModivCare, CFTC, Socrates Health Holdings, LLC, a wholly-owned subsidiary of ModivCare (“Parent”), Saints Merger Sub LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), and Shareholder Representative Services LLC, in its capacity as the seller representative under the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into CFTC, with CFTC surviving the merger and becoming a wholly-owned subsidiary of Parent.

The aggregate consideration paid in the CFTC Acquisition was approximately $340,000,000 in cash, subject to certain adjustments, including adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness, as provided in the Merger Agreement. The consideration was funded by ModivCare with a combination of cash on hand and borrowings under ModivCare’s existing credit facility.

Item 8.01.	Other Events.

On September 14, 2021, ModivCare issued a press release announcing the completion of the CFTC Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement dated as of September 13, 2021, among ModivCare Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.
99.1	Press Release issued by ModivCare Inc. on September 14, 2021.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: September 14, 2021	By:	/s/ Jonathan B. Bush
Name: Jonathan B. Bush
Title: Senior Vice President, General Counsel &
Secretary